                                                                   EXHIBIT 10.18


                      NOTE SECURED BY SECOND DEED OF TRUST

$120,000.00                                                         July 1, 1995
                                                          Menlo Park, California


            FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of Geron Corporation (the "Company"), at its principal offices at 200 Constitution Drive, Menlo Park, California 94025, the principal sum of One Hundred Twenty Thousand Dollars ($120,000.00) upon the terms and conditions specified below.

            1. Principal. The principal balance of this Note shall be forgiven in four equal annual installments of $30,000 on each anniversary of the signing of this Note so long as the Note remains outstanding and Maker continues to provide substantial services to the Company.

            2. Interest. Except as set forth in this Paragraph, no interest shall accrue under this Note. Upon (i) Maker's cessation of employment with the Company or (ii) the date upon which this Note is no longer secured by the Second Deed of Trust on the Property, interest shall accrue on the unpaid balance of this Note at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of compensation income to Maker under the Federal tax laws.

            3. Application of Payments. Payment shall be made in lawful tender of the United States. Prepayment of principal may be made at any time without penalty.

            4. Events of Acceleration. The entire unpaid principal sum of this Note shall become, at the option of the Company, immediately due and payable upon one or more of the following events:

            A. fifteen (15) days following the date the Maker ceases for any reason to provide substantial services to the Company; or

            B. the failure of the Maker to execute a second deed of trust (the "Second Deed of Trust") on his principal residence in California within thirty
(30) days of a request from the Company; or

            5. Employment Requirement. The benefits of the interest arrangements under this Note are not transferable by Maker and are conditioned on the performance of substantial services by the Maker during the term of this Note. For purposes of applying the provisions of this Note, the Maker shall be considered to provide substantial services to the Company for so long as the Maker renders services as a full-time employee of the Company, its successor or one or more of its 40%-or-more owned (directly or indirectly) subsidiaries.

            6. Security. The proceeds of the loan evidenced by this Note will be applied solely to the purchase of the Maker's principal residence in San Francisco, California, as more particularly described in Exhibit A attached hereto (the "Property"). Payment of this Note shall be secured by a Second Deed of Trust on such principal residence, which Second Deed of Trust is expressly subordinate to that certain Deed of Trust and Assignment of Rents dated June 20, 1995 executed by Maker for the benefit of The Prudential Home Mortgage Company, Inc., encumbering the Property. Maker, however, shall remain personally liable for payment of this Note, and assets of the Maker, in addition to the collateral under the Second Deed of Trust, may be applied to the satisfaction of the Maker's obligations hereunder.

            7. Sale of Property. Maker shall provide the Company thirty (30) day advance notice prior to selling, conveying or alienating the Property, or being divested of his title to the Property in any manner, whether voluntarily or involuntarily. Upon consummation of any such sale, conveyance, alienation or divestiture and only to the extent reasonably requested by the Company, Maker agrees to secure any remaining balance due under the Note with other property of the Maker with an aggregate value substantially equivalent to the amount of any remaining balance under the Note.

            8. No Term of Employment. Nothing contained in this Note or in the Second Deed of Trust is intended to operate as, or shall be construed to be, a promise to employ Employee for any particular period of time and Company hereby reserves the right to terminate the employment of Employee at any time.

            9. Certification. The Maker certifies that he reasonably expects to be entitled to and will itemize deductions for federal income tax purposes for each year the Note is outstanding.

            10. Collection. If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

            11. Waiver. A waiver of any term of this Note, the Second Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to the express terms of such waiver. No previous waiver and no failure or delay by the Company in acting with respect to the terms of this Note or the Second Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Second Deed of Trust or the obligations secured thereby.

            The Maker waives presentment; demand; notice of dishonor; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; and notice of interest on interest. The Company shall promptly notify Maker in the event of default or delinquency or in the event of acceleration.

            12. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

            13. Governing Law. This Note shall be construed in accordance with the laws of the State of California.

            14. Assignment. This Note shall not be assignable by the Company except to a person or entity that shall acquire, through merger or otherwise, all or substantially all of the stock or assets of the Company.



                              /s/ Daniel Levitt
                              ----------------------------------
                              Maker:  Daniel Levitt, M.D., Ph.D.



                                       2.

                                    EXHIBIT A

LEGAL DESCRIPTION:

All that real property situated in the City of San Francisco, County of San Francisco, State of California, described as follows:

    50 Parker Avenue, Block 1036, Lot 47



                                       3.

                                GERON CORPORATION

                AMENDMENT TO NOTE SECURED BY SECOND DEED OF TRUST

         This Amendment to Promissory Note is made as of May 31, 1996, by and between Geron Corporation, a Delaware corporation (the "COMPANY") and Dr. Daniel
J. Levitt ("MAKER") and is entered into with respect to the Note Secured by Second Deed of Trust (the "Note") dated as of July 1, 1995, pursuant to which the Company loaned Maker an aggregate principal amount of $120,000 (the "Borrowed Amount").

                                    RECITALS

         WHEREAS, pursuant to Paragraph 1 of the Prior Note, the Borrowed Amount of the Note is to be forgiven on each anniversary of the signing of the Note in four equal annual installments of $30,000; and

         WHEREAS, the parties desire that Paragraph 1 of the Note be amended to provide that the Borrowed Amount be forgiven on each anniversary of the Borrower's first date of employment with the Company in four equal annual installments of $30,000;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

         That Paragraph 1 of the Note is hereby amended to read as follows:

                  "1. Principal. The principal balance of this Note shall be forgiven in four equal annual installments of $30,000 on each anniversary of the undersigned Maker's first date of employment with the Company, which date is hereby deemed to be March 31, 1995, so long as the Note remains outstanding and Maker continues to provide substantial services to the Company."

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GERON CORPORATION                   MAKER

BY: /s/ Geron Corporation           /s/ Daniel J. Levitt
    -----------------------         -----------------------------
                                    DANIEL J. LEVITT, M.D., Ph.D.

TITLE:
        -------------------